Exhibit 99.1

Contacts:
Tripp Sullivan
SCR Partners
(615) 760-1104
TSullivan@scr-ir.com

Plymouth Industrial REIT Declares Third Quarter 2017 Dividend

BOSTON—(September 14, 2017) Plymouth Industrial REIT, Inc. (NYSE American: PLYM) today announced the Company’s board of directors declared a regular quarterly cash dividend of $0.375 per diluted share, or an annualized dividend of $1.50 per diluted share for the third quarter of 2017. The dividend is payable on October 31, 2017, to stockholders of record on September 30, 2017.

About Plymouth

Plymouth is a full service real estate investment company structured as a vertically integrated, self-administered and self-managed real estate investment trust focused on the acquisition, ownership and management of single and multi-tenant industrial properties, including distribution centers, warehouses and light industrial properties, primarily located in secondary and select primary markets across the United States. The company seeks to acquire properties that provide current operating income with the opportunity to enhance shareholder value through property re-positioning, capital improvements and restructuring tenant leases.

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